UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017 (March 14, 2017)

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262

(Address of principal executive offices) (Zip Code)

704-909-2806

(Registrant’s telephone number, including area code)

_____________________________________________________

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its wholly-owned subsidiaries, unless the context clearly requires otherwise.

Item 1.01

Entry Into a Material Definitive Agreement

As reported by the Company on our Current Report on Form 8-K filed on October 31, 2016 , on October 25, 2016, the Company completed a private placement of its securities to JMJ Financial (the “Investor”), an “accredited investor” pursuant to Regulation D, Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to a securities purchase agreement between the parties (the “SPA”), the Company agreed to issue shares of our common stock, $0.001 par value per share (“Common Stock”), equal to 25% of the borrowed Note Principal (“Origination Shares”), a note and warrants, in exchange for up to USD $1,000,000 (the “Note Principal”). The Origination Shares are issuable on the fifth trading day after the pricing of a public offering, but in no event later than April 15, 2017. In accordance with the specified installment schedule, the Company issued to the Investor a non-interest bearing USD $1,053,000 Promissory Note (the “Note”), with a balance reflecting the Note Principal plus an approximate 5% “origination fee” and warrants.

On February 15, 2017, Blue Sphere and the Investor made an amendment to the SPA to include a provision limiting the number of Origination Shares to be issued to a number no greater than 9.99% of the total number of shares of Common Stock issued and outstanding after such issuance. As reported on our Current Report on Form 8-K filed on March 7, 2017, the Company received the third installment of the Note Principal on February 15, 2017 and by letter agreement dated March 1, 2017, the Investor agreed to extend specified milestone dates contained in the events of default under the Note and warrants.

On March 14, 2017, Blue Sphere and the Investor entered into Amendment No. 2 to the SPA and Note (“Amendment No. 2”), to increase the principal loan under the SPA and the Note by USD $500,000, to an aggregate principal amount of up to USD $1,500,000 (the “Amended Principal Loan”). Pursuant to Amendment No. 2, the Company agreed to (i) increase the number of Origination Shares proportionately up to the Amended Principal Loan; (ii) amend the Note to reflect the Amended Principal Loan, plus an aggregate “origination fee” of USD $79,500, for a total Note balance of up to USD $1,579,500; and (iii) issue warrants to purchase shares of Common Stock equal to 100% coverage upon receipt of each payment made by the Investor toward the Amended Principal Loan.

On March 14,2017, we received the fourth installment under the Note in the amount of USD $250,000 and issued a five (5) year warrant to purchase 3,333,333 shares of Common Stock in accordance with the SPA (the “Warrant”). The Warrant is exercisable for five (5) years from the date of issuance, includes an option by which the holder may exercise the Warrant by means of a cashless exercise, and includes weighted-average price adjustment and anti-dilution terms. The exercise price per share of Common Stock under the Warrant will be the lesser of (i) 80% of the per share price of Common Stock in a public offering; (ii) $0.075 per share (the deemed aggregate exercise price); (iii) 80% of the offering price in a public offering; or (iv) the exercise price of any warrants issued in a public offering.

The foregoing description of the Warrant and Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant and Amendment No. 2 filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Company is providing this report in accordance with Rule 135c under the Securities Act, and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02

Unregistered Sales of Equity Securities

The information pertaining to the sales of the securities pursuant to the SPA in Item 1.01 is incorporated herein by reference in its entirety.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d) Exhibits.

10.1

Form of Securities Purchase Agreement, Promissory Note and Common Stock Purchase Warrant. (1)

10.2

Amendment #2 to the Securities Purchase Agreement and to the $1,053,000 Promissory Note, dated March 14, 2017, by and between Blue Sphere Corporation and JMJ Financial.*

*

Filed herewith.

(1)

Incorporated by reference to our Current Report on Form 8-K on October 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated: March 20, 2017	By:	/s/ Shlomi Palas
	Name:	Shlomi Palas
	Title:	President and Chief Executive Officer